UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 17, 2008

MESABI TRUST

(Exact name of registrant as specified in its charter)

New York	1-4488	13-6022277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Deutsche Bank Trust Company Americas Trust & Securities Services – GDS 60 Wall Street 27th Floor New York, New York		10005
(Address of principal executive offices)		(Zip Code)

(615) 835-2749

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                     Changes in Registrant’s Certifying Accountant

(a)                                  On October 17, 2008, Gordon, Hughes & Banks, LLP (“GH&B”) resigned as the Trust’s independent registered public accounting firm.  GH&B recently entered into an agreement with Eide Bailly, LLP (“Eide Bailly”), pursuant to which Eide Bailly will acquire the operations of GH&B (the “Acquisition”).  Following the Acquisition, certain of the professional staff and members of GH&B will join Eide Bailly either as employees or partners of Eide Bailly and will continue to practice as members of Eide Bailly.  Eide Bailly currently serves as a third-party consultant to Mesabi Trust and, in that capacity, prepares Mesabi Trust’s annual and quarterly financial statements.  The Trustees of Mesabi Trust intend to retain Eide Bailly to continue to prepare Mesabi Trust’s annual and quarterly financial statements.

GH&B’s reports on the financial statements for Mesabi Trust’s fiscal years ended January 31, 2008, January 31, 2007, and interim financial statements, did not contain any adverse opinion or a disclaimer of opinion.  The reports were not qualified or modified as to uncertainty, audit scope, or accounting principles.

Mesabi Trust had no disagreements with GH&B during the two most recent fiscal years, or during the subsequent interim period preceding the resignation on any matters of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of GH&B, would have caused GH&B to make reference to the subject matter of such disagreement(s) in connection with its report.  GH&B has advised Mesabi Trust that it will continue to reissue prior opinions or provide consents to Mesabi Trust for the use of prior opinions.

Mesabi Trust provided GH&B with a copy of the disclosures made in response to Item 304(a) of Regulation S-K and an opportunity to furnish Mesabi Trust with a letter addressed to the Securities and Exchange Commission (“SEC”) containing any new information, clarification of the expression of Mesabi Trust’s views, or the respects in which it does not agree with the statements made by Mesabi Trust herein.  GH&B has advised Mesabi Trust that it has reviewed this filing and agrees with the responses.  GH&B has provided a letter addressed to the SEC in response to Item 304(a)(3) of Regulation S-K annexed hereto as Exhibit 16.1.

(b)                                 On October 17, 2008, the Trustees of Mesabi Trust engaged Wipfli LLP (“Wipfli”), as its principal independent registered public accountant to audit Mesabi Trust’s financial statements.  The engagement of Wipfli was approved by the Trustees of Mesabi Trust.  During Mesabi Trust’s fiscal years ended January 31, 2008 and January 31, 2007, and in the subsequent interim periods preceding the resignation of GH&B, Mesabi Trust did not engage Wipfli as an accountant.  Mesabi Trust did not consult Wipfli on the application of accounting principles to a specific transaction, completed or proposed.  Wipfli did not provide any written or oral advice that was an important factor considered by our company in reaching a decision as to any such accounting, auditing or financial reporting issue.  Mesabi Trust did not, nor did it have occasion to, consult with Wipfli with respect to any matter that was subject of a disagreement or a reportable event as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Mesabi Trust has provided Wipfli with a copy of the disclosures contained herein and provided Wipfli with an opportunity to furnish Mesabi Trust with a letter addressed to the SEC containing any new information, clarification of Mesabi Trust’s expression of its views, or the respects in which it does not agree with the statements made by Mesabi Trust herein. Wipfli has advised Mesabi Trust that it has reviewed this filing and has no basis on which to submit a letter addressed to the SEC in response to Item 304(a) of Regulation S-K.

Item 9.01                     Financial Statements and Exhibits.

(d)               Exhibits

16.1         Gordon Hughes & Banks, LLP Letter dated October 17, 2008 addressed to the United States Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESABI TRUST

	By:	/s/ Rodney Gaughan
Rodney Gaughan
Vice President
Deutsche Bank National Trust Company
For Deutsche Bank Trust Company Americas

Dated: October 20, 2008